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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 to register 58,571 shares of common stock of our report dated January 25, 2000 relating to the financial statements, which appears in Applix Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Boston, MA
April 12, 2000